UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) September 28, 2009

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04             Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

FairPoint Communications, Inc. (the “Company”) did not make interest and amortization payments totaling $28.0 million due on September 30, 2009 under its credit facility, dated as of March 31, 2008, as amended (the “Credit Facility”), which failure resulted in an event of default under the Credit Facility.  As previously disclosed, on September 25, 2009 the Company entered into a forbearance agreement (the “Forbearance Agreement”) with lenders under the Credit Facility holding more than 50% of the loans and commitments outstanding thereunder. The lenders who are party to the Forbearance Agreement have agreed to forbear from accelerating the maturity of the loans outstanding under the Credit Facility and from exercising any other remedies thereunder upon the occurrence of certain events of default, including the event of default described above, until October 30, 2009.  However, the Forbearance Agreement will automatically terminate prior to such date upon the occurrence of certain triggering events described in the Forbearance Agreement.  As of September 30, 2009, the aggregate principal amount of loans outstanding under the Credit Agreement was $2.0 billion.

Notwithstanding the provisions of the Forbearance Agreement, pursuant to the terms of the Credit Facility, interest in respect of all overdue amounts under the Credit Facility will accrue at a rate per annum equal to the Base Rate (as defined in the Credit Facility), plus the sum of (x) 2.0% and (y) the Applicable Base Rate Margin (as defined in the Credit Facility); provided, that principal in respect of Eurodollar Loans (as defined in the Credit Facility) shall bear interest from the date the same becomes due until the end of the Interest Period (as defined in the Credit Facility) then applicable to such Eurodollar Loan at a rate per annum no less than the rate which is equal to 2% in excess of the rate applicable thereto on such date.

In addition, the Company did not make the payments due on September 30, 2009 under (i) the ISDA Master Agreement with Wachovia Bank, N.A. (“Wachovia”), dated as of December 12, 2000, as amended and restated as of February 1, 2008 (the “Wachovia Swap Agreement”), and (ii) the ISDA Master Agreement with Morgan Stanley Capital Services Inc. (“Morgan Stanley”), dated as of February 1, 2005 (the “Morgan Stanley Swap Agreement”), which failure may result in an event of default under the Wachovia Swap Agreement and/or the Morgan Stanley Swap Agreement.  The payments due under the Wachovia Swap Agreement and the Morgan Stanley Swap Agreement were $5.7 million and $8.3 million, respectively.  Pursuant to the forbearance agreement the Company entered into with Wachovia on September 25, 2009 (the “Wachovia Forbearance Agreement”), Wachovia has agreed not to exercise any of its rights and remedies under the Wachovia Swap Agreement relating to the Company’s failure to make the payment due on September 30, 2009 under the Wachovia Swap Agreement until October 30, 2009.  However, the Wachovia Forbearance Agreement will automatically terminate prior to such date upon the occurrence of certain specified triggering events.  Pursuant to the forbearance agreement the Company entered into with Morgan Stanley on September 30, 2009 (the “Morgan Stanley Forbearance Agreement”), Morgan Stanley has agreed not to exercise any of its rights and remedies under the Morgan Stanley Swap Agreement relating to the Company’s failure to make the payment due on September 30, 2009 under the Morgan Stanley Swap Agreement until October 30, 2009.  However, the Morgan Stanley Forbearance Agreement will automatically terminate prior to such date upon the occurrence of certain specified triggering events.  Based on information provided by the counterparties, the Company estimates that the aggregate liability under the Wachovia Swap Agreement and the Morgan Stanley Swap Agreement is $52.0 million and $37.5 million, respectively, as of September 30, 2009.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2009, Robert Kennedy notified the Company’s Board of Directors (the “Board”) that he resigned from his position as a director of the Company, effective immediately.  Mr. Kennedy’s resignation from the Board is not related to a disagreement with the Company.

Item 8.01             Other Events

A semi-annual interest payment is due on October 1, 2009 with respect to (i) the Company’s 13 1/8% Senior Notes due 2018 (the “Notes”), which were issued in connection with a private exchange offer for the Company’s 13 1/8% Senior Notes due 2018 issued in connection with its merger with Northern New England Spinco Inc. (the “Old Notes”), and (ii) the Old Notes.  The Company has decided to avail itself of the 30-day grace period provided for in the indentures under which the Notes and the Old Notes were issued and not to make such payments on October 1, 2009.

Cautionary Note Regarding Forward-Looking Statements

Some statements in this Current Report are known as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts. When used in this Current Report, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements, including the Company’s plans, objectives, expectations and intentions and other factors discussed under “Risk Factors” in the reports the Company files with the Securities and Exchange Commission (the “SEC”) under the Exchange Act. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to the Company and speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made on related subjects in the Company’s subsequent periodic reports filed with the SEC on Forms 10-K, 10-Q and 8-K and Schedule 14A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

	By:	/s/ Alfred C. Giammarino
		Name:	Alfred C. Giammarino
		Title:	Executive Vice President and
Chief Financial Officer

Date: September 30, 2009